UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 5, 2020

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers.

Executive Officer Equity Awards. On February 5, 2020, the Compensation Committee and Board of Directors approved stock option awards to certain of our executive officers under the Company’s 2012 Equity Incentive Plan, as amended, consisting of (i) an annual grant (“Annual Award”); and (ii) a retention grant (the “Retention Award”). Our Chief Executive Officer, Dr. Alan Joslyn, our Chief Financial Officer, Mr. Michael Sullivan, and our Senior Vice President of Discovery Research, Dr. Martin Handfield, received Annual Awards which vested immediately on the date of grant to purchase 400,000, 250,000 and 220,000 shares of Company common stock, respectively, at an exercise price of $0.48 per share, the closing price of the Company’s common stock on the grant date, February 5, 2020. Each of these officers also received a separate Retention Award which is subject to time-based vesting in equal annual installments over a three-year period on the first, second and third anniversaries of the date of grant, to purchase 400,000, 250,000 and 220,000 shares of Company common stock, respectively, at an exercise price of $0.48 per share, the closing price of the Company’s common stock on the grant date, February 5, 2020. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement which includes, as applicable, earlier vesting upon a change in control of the Company.

Executive Bonus Plan 2020

Also on February 5, 2020, the Compensation Committee and Board of Directors approved the 2020 bonus program objectives for Dr. Alan Joslyn, Mr. Michael Sullivan, and Dr. Martin Handfield recommended by the Compensation Committee. The percentages are weighted for purposes of determining bonuses, if any, for the Company’s executive officers with respect to 2020 performance (the “2020 Bonus Program”). Under such cash bonus program, Dr. Joslyn, Mr. Sullivan, and Dr. Handfield are eligible for cash bonuses of up to 50%, 35% and 25% of their respective base salaries or $183,750, $80,483, and $51,345 respectively, (each a “Bonus Target”).

The bonuses payable to Dr. Joslyn are to be based upon the achievement of the following objectives:

(i) Up to 60% of the Bonus Target for objectives related to AG013 clinical trials and development strategy;

(ii) Up to 25% of the Bonus Target for financial performance objectives relating to the Company raising capital; and

(iii) Up to 15% of the Bonus Target for administrative and management matters.

The bonuses payable to Mr. Sullivan are to be based upon the achievement of the following objectives:

(i) Up to 80% of the Bonus Target for financial performance objectives including the Company’s raising capital, budgeting and regulatory compliance;

(ii) Up to 10% of the Bonus Target for initiatives regarding Company development opportunities; and

(iii) Up to 10% of the Bonus Target for administrative and management matters.

The bonuses payable to Dr. Handfield are to be based upon the achievement of the following objectives:

(i) Up to 50% of the Bonus Target for objectives related to lantibiotic program developments, including toxicology study and manufacturing;

(ii) Up to 25% of the Bonus Target for strategic initiatives on collaboration development opportunities including diligence; and

(iii) Up to 20% of the Bonus Target for financial performance objectives relating to grant funding; and

(iv) Up to 5% of the Bonus Target for administrative and management matters.

The executive officers’ actual bonuses for fiscal year 2020 may exceed 100% of their 2020 Bonus Target percentage in the event performance exceeds the predetermined goals and/or upon the achievement of other specified goals, including stretch goals. Payment of bonuses to the Company’s executive officers under the 2020 Bonus Program and the actual amount of such bonus, if any, are at the discretion of the Compensation Committee.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 7th day of February, 2020.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer